UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 23, 2016

Nuvel Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300

Wayzata, Minnesota 55391

 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665

 (Registrant’s Telephone Number, including Area Code)

______________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2016, OrangeHook, Inc. (“OrangeHook”), a Minnesota corporation and wholly-owned subsidiary of Nuvel Holdings, Inc., a Florida corporation, entered into a Modification of Commercial Promissory Note (the “Note Modification”) with MEZ Capital, LLC (“MEZ”) to extend the terms of an existing promissory note in the principal amount of $500,000 with a maturity date of December 23, 2016 (the “Note”). Pursuant to the terms of the Note Modification, OrangeHook paid MEZ $75,000 in earned interest and a $7,500 discount fee. As modified, the Note has a maturity date of February 7, 2017 and provides for payment of $22,500 in interest. The Note Modification also provides an option to extend the Note for an additional forty-five (45) day period ending March 25, 2017 with an additional interest payment of $22,500 and an additional discount fee of $7,500.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvel Holdings, Inc.

Date: December 30, 2016	By:	/s/ James Mandel
James Mandel
President and Chief Executive Officer